Filed pursuant to Rule 424(b)(3)
Registration No. 333-129487

PROSPECTUS SUPPLEMENT NO. 5
to PROSPECTUS dated November 14, 2005

GLYCOGENESYS, INC.

Up to 9,355,276 shares
Common Stock

This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus dated November 14, 2005, as amended by Prospectus Supplement Nos. 1-4, with respect to the resale of the 9,355,276 shares of common stock, including any amendments or supplements thereto. This Prospectus Supplement is qualified by reference to the Prospectus, as amended by Prospectus Supplement Nos. 1-4, except to the extent that information in this Prospectus Supplement supersedes the information contained in the Prospectus, as amended by Supplement Nos. 1-4.

The date of this Prospectus Supplement is February 10, 2006.

Recent Developments

On February 7, 2005, we filed the following current reports on Form 8-K with the U.S. Securities and Exchange Commission.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 6, 2006

GlycoGenesys, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

0-26476	33-0231238
(Commission File Number)	(IRS Employer Identification No.)

31 St. James Avenue, Boston, Massachusetts	02116
(Address of Principal Executive Offices)	(Zip Code)

(617) 422-0674
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 - Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

GlycoGenesys, Inc. (the “Company”) received a letter from the Nasdaq Listing Qualifications Panel (the “Panel”) on February 6, 2006, indicating that the Panel has determined to delist the securities of the Company from the Nasdaq Capital Market effective the open of business on Wednesday, February 8, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2006	By:	/s/ Frederick E. Pierce II
Frederick E. Pierce II
Interim President and Chief Executive Officer